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                    SUBSIDIARIES OF H. F. AHMANSON & COMPANY
                           (AS OF DECEMBER 31, 1993)


                                                        Jurisdiction of
                                                       of Incorporation
                                                       ----------------

110 East 42nd Operating Company, Inc.                          Delaware
244 West 10th Street, Inc.                                     New York
ACD2                                                         California
Ahmanson Marketing, Inc.                                     California
Ahmanson Residential Development                             California
Ahmanson Insurance, Inc.                                     California
Ahmanson Services, Inc.                                      California
Ahmanson Land Company                                        California
Ahmanson Realty Company                                      California
Ahmanson Commercial Development Company                      California
Ahmanson Developments, Inc.                                  California
Ahmanson Mortgage Company                                    California
Bowery Advisors, Inc.                                          Delaware
Commerce Service Corporation                                 California
CPSB Service Corp.                                             New York
Exchange Enterprises, Inc.                                        Texas
Financial Services of Illinois, Inc.                           Illinois
Griffin Financial Services of America, Inc.                    Delaware
Griffin Financial Investment Advisers                        California
Griffin Financial Services Managing General Agency, Inc.          Texas
Griffin Financial Administrators                             California
Griffin Financial Services, Inc.                           Pennsylvania
Griffin Financial Services Insurance Agency, Inc.                  Ohio
Griffin Financial Services Insurance Agency, Inc.                 Texas
Griffin Financial Services                                   California
Griffin Financial Distributors                               California
Griffin Financial Services Insurance Agency                  California
Hamburg Glen Cove Development Corp.                            New York
Hamburg Development Corp.                                      New York
Home Savings of America                                      California
Home Funding Corporation                                       Delaware
Home Savings of America, FSB                                    Federal
HSA Servicing Corporation                                    California
HSB Enterprises, Inc.                                          New York
Ladue Service Corporation                                      Missouri
Mesa Water Company                                           California
Oxford Travel Service, Inc. (dba Travel of America)          California
Oxford Investment Corporation                                California
R & M on the Water, Inc.                                       New York
Raritan Property Holding Corp.                                 Delaware
Savings of America, Inc.                                     California
Serrano Reconveyance Company                                 California
Seville Realty, Inc.                                              Texas
Silver Granite Investment Corp.                              California
Tamarack, Inc.                                                    Texas
West Side Condo Corp.                                          New York